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                                                                    EXHIBIT 99.1

PROXY                                                                      PROXY
                          MEDICUS SYSTEMS CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS

                               [          ], 1998


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Patrick C. Sommers and William G. Brown, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of Common Stock of Medicus Systems Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Medicus Systems Corporation to be held at the offices of Brobeck, Phleger & Harrison LLP, Spear Street Tower, One Market, Conference Room 2852, San Francisco, California 94105, at 10:00 a.m.
on [          ], 1998, and at any adjournments or postponements thereof, as indicated herein.


     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, BUT IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSAL SET FORTH IN
ITEM 1 HEREOF AND OTHER MATTERS PROPERLY PRESENTED BEFORE THE STOCKHOLDERS AT THE SPECIAL MEETING. THIS PROXY CAN BE REVOKED AT ANY TIME BEFORE IT IS VOTED, EITHER IN PERSON AT THE SPECIAL MEETING, BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, OR BY DELIVERY OF A LATER-DATED PROXY.

        PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE
                     AND RETURN IT IN THE ENCLOSED ENVELOPE

                 (Continued and to be signed on reverse side.)

PLEASE MARK VOTE BY CHECKING BOX, USING DARK INK ONLY:

1. Adoption and approval of that certain Agreement and Plan of Reorganization, dated as of November 9, 1997, by and among QuadraMed Corporation and Medicus Systems Corporation and the transactions contemplated thereby.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

2. In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH ABOVE. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1.

Dated

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                                                       Signature(s)

     Please sign exactly as your name (or names) appears herein. Executors, administrators, trustees and others signing in representative capacity should indicate the capacity in which they sign. Where there is more than one owner, each should sign.